Exhibit 99.1

News Release

Allin Corporation 381 Mansfield Avenue Suite 400 Pittsburgh, Pennsylvania 15220-2751	Telephone: (412) 928-2022 Telefax: (412) 928-0225

Allin Corporation Announces Strong First Quarter Revenue Growth

Wednesday, May 3, 2006

Pittsburgh, PA: Allin Corporation (OTCBB: ALLN), a Microsoft Gold Certified technology consulting company, today announced financial results for the three months ended March 31, 2006.

Revenue for the three months ended March 31, 2006 was $5.0 million compared to $3.1 million for the three months ended March 31, 2005. The Company recorded net income attributable to common shareholders for the three-month period ended March 31, 2006 of $85,000 ($0.01 per share), compared to a net loss attributable to common shareholders of $361,000 ($0.05 per share) for the same period of the prior year.

Commenting on the financial results for the quarter, Rich Talarico, Allin’s chief executive officer, stated, “We were confident going into the year that our results would improve markedly from the prior year and the first quarter results bear this out. Based on our current backlog of booked business, we expect the quarter ended June 30, 2006 to be our strongest quarter of the year largely due to the current schedule of interactive television implementations. The integration of the Boston office acquired last year has gone well and strengthened our presence in the financial services market place. In addition, the new ship construction schedule has improved significantly over the past twelve months providing the opportunity to expand our visibility in the travel and leisure industry through our interactive television offerings.”

Revenue for the three-month period ended March 31, 2006 increased $1.9 million or 63% compared to the same period of the prior year. The revenue growth occurred primarily in Consulting Services Revenue, which increased $1.1 million or 46% comparing the first quarter of 2006 with the first quarter of 2005. Consulting Services Revenue growth was supported by technical infrastructure services centered around mergers and acquisitions related to the Company’s clients and the completion of the acquisition of CodeLab Technology Group, Inc. by the Company in July of 2005. Without the CodeLab acquisition, Consulting Services Revenue growth for the first quarter of 2006 would have been 10% over the first quarter of 2005, which exceeds the growth projected for the technology consulting services market by a leading data research firm. The growth in Consulting Services Revenue also was driven by demand for business intelligence and custom application development using tools such as Microsoft .NET, Microsoft Business Scorecard Manager, Microsoft SQL Server 2005 and SharePoint as well as larger and more complex Microsoft Solomon and CRM implementations. These implementations involve core accounting functions as well as customized order processing, distribution, opportunity management and marketing campaign business processes.

The Company’s gross margin percentage increased slightly in the first quarter of 2006 compared to the first quarter of 2005 from 57.3% of revenue in 2005 to 57.4% of revenue in 2006. The actual gross margin dollars increased 64% comparing the two periods, due to the substantial increase in revenue.

The Company’s total selling, general and administrative expenses increased $586,000 or 30% comparing the quarter ended March 31, 2006 with the quarter ended March 31, 2005. The increase was directly attributable to increased technical head count and additional expenses associated with a business acquired by the Company in July of 2005.

The substantial improvement in revenue and gross margin allowed the Company to realize net income of $365,000 for the quarter ended March 31, 2006 compared to a net loss of $174,000 for the quarter ended March 31, 2005.

About Allin Corporation

Allin Corporation is a leading provider of solutions-oriented application development and technology infrastructure consulting and systems integration services. Allin specializes in Microsoft-based technologies and interactive media with operations centered on four practice areas: Technology Infrastructure, Collaborative Solutions, Business Process and Interactive Media. Allin leverages its experience in these areas to work with clients through a disciplined project delivery framework to ensure that solutions are delivered on time and on budget. Allin delivers these services through the trade names Allin Consulting, Allin Interactive and the CodeLab Technology Group. The Company maintains offices in Pittsburgh, Pennsylvania; Ft. Lauderdale, Florida; Wakefield, Massachusetts; and San Jose and Walnut Creek, California. For additional information about Allin, visit the Company’s Internet sites on the World Wide Web at http://www.allin.com and http://www.codelabtech.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events and financial trends. The words or phrases “we expect,” “providing the opportunity to expand” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among other things, a concentration in the Company’s revenue from certain services and clients, a limited backlog, the Company’s ability to expand its markets, limited financial resources, dependence on key personnel, the integration of acquired businesses and competitive market conditions. These are representative of factors which could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions and future incidents of terrorism or other events that may negatively impact the markets where the Company competes. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CONTACT:	Dean C. Praskach	Phone:	(412) 928-2022
	Chief Financial Officer	Telefax:	(412) 928-0225
	Allin Corporation	E-mail:	Dean.Praskach@allin.com

ALLIN CORPORATION & SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in thousands, except for per share data)

The selected financial data for each of the periods ended March 31, 2006 and 2005, presented below, have been derived from the consolidated financial statements of the Company.

	Three Months Ended
	March 31, 2006	March 31, 2005
	Unaudited	Unaudited
Revenue
Consulting services	$3,565	$2,448
Systems integration	788	152
Information system product sales	311	248
Other Services	355	227

Total Revenue	5,019	3,075
Cost of sales	2,138	1,313

Gross profit	2,881	1,762
Selling, general & administrative expenses	2,414	1,863
Depreciation & amortization	100	65

Total selling, general & administrative expenses	2,514	1,928
Income (loss) from operations	367	(166)
Interest expense, net	1	8

Income (loss) before provision for income taxes	366	(174)
Provision for income taxes	1	-0-

Net income (loss)	365	(174)
Dividends and accretion on preferred stock	280	187

Net income (loss) attributable to common shareholders	$85	$(361)

Net earnings (loss) per common share – basic and diluted	$0.01	$(0.05)

Weighted average shares outstanding – basic	7,467,339	6,967,339

Weighted average shares outstanding – diluted	11,933,339	6,967,339

	March 31, 2006	December 31, 2005
	Unaudited	Audited
Balance Sheet
Current Assets:
Cash and Cash Equivalents	$658	$1,531
Other Current Assets	5,978	3,805

Total Current Assets	6,636	5,336
Other Assets, net	5,050	5,027

Total Assets	$11,686	$10,363

Current Liabilities:
Bank Line of Credit	150	-0-
Other Current Liabilities	7,165	6,084
Other Liabilities	57	57
Shareholder’s Equity	4,314	4,222

Total Liabilities and Shareholder’s Equity	$11,686	$10,363